Exhibit 99.1

HIGHBURY FINANCIAL INC. PROVIDES GUIDANCE
ON EXPECTED ANNUAL MEETING DATE, EXPECTED RECORD DATE, AND
CERTAIN PROXY VOTING PROCEDURES

DENVER, COLORADO, October 13, 2006 - Highbury Financial Inc. (OTC Bulletin Board: HBRF) (“Highbury”), a public company organized for the purpose of acquiring businesses in the financial services industry, announced today it has set a record date of October 24, 2006 for its annual meeting of stockholders to be held on November 27, 2006. Stockholders of record as of October 24, 2006 will be invited to attend the annual meeting and vote on four proposals, including (i) the approval of the acquisition of the ABN AMRO U.S. mutual fund business, (ii) an amendment to Highbury’s certificate of incorporation to remove provisions inapplicable to Highbury following the consummation of the acquisition, (iii) the election of Mr. Russell Appel as a director, and (iv) the adjournment, if necessary, of the annual meeting to solicit additional proxies. A proxy statement, which explains each of these proposals in detail, will be mailed to each stockholder of record once finalized.

Certain Proxy Voting Procedures

Pursuant to Highbury’s certificate of incorporation, each Highbury stockholder who holds shares of common stock issued in Highbury’s initial public offering has the right to vote against the acquisition proposal and demand that Highbury convert such stockholder’s shares into cash equal to a pro rata portion of the funds held in Highbury’s trust account, calculated as of two business days prior to the consummation of the business combination contemplated in the asset purchase agreement. If the holders of 20% (1,548,667) or more shares of common stock issued in Highbury’s initial public offering vote against the acquisition proposal and properly exercise their conversion rights, Highbury will not consummate the business combination.

If you are considering a vote against the acquisition proposal and the conversion of your shares of Highbury common stock into cash, please contact Morrow & Co., Highbury’s proxy solicitor, at (800) 607-0088 or Richard S. Foote, our President, Chief Executive Officer and Director, at (212) 688-2341 for further information and instructions.

Ensuring Your Vote is Counted

In advance of the record date, Highbury advises holders of its securities to move these securities into accounts which do not permit the lending of securities, so called cash accounts or segregated accounts, and out of accounts that permit the lending of securities, such as margin accounts. These steps are designed to ensure that votes related to common shares beneficially owned by stockholders are properly counted. Beneficial owners of common shares that have been lent out (either with or without the beneficial owners’ knowledge) are not permitted to vote those shares.

In connection with the proposed acquisition, Highbury has filed a preliminary proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT THAT WILL BE MAILED TO ALL STOCKHOLDERS OF RECORD BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by Highbury at the Securities and Exchange Commission’s web site at www.sec.gov. The proxy statement and such other documents may also be obtained for free by directing such request to Highbury’s proxy solicitor, Morrow & Co. at (800) 607-0088.

Highbury and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed acquisition. Information concerning the interests of Highbury’s participants in the solicitation is set forth in Highbury’s proxy statement that will be mailed to all stockholders of record.

Questions and inquiries for further information may be directed to Richard S. Foote, President and Chief Executive Officer of Highbury Financial Inc. He can be reached via telephone at 212-688-2341.

Forward Looking Statements

This press release includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Highbury's management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: approval of the acquisition by the stockholders of the companies; the number and percentage of Highbury stockholders voting against the proposed acquisition and seeking conversion; the number and percentage of Highbury’s stockholders abstaining from any vote; the competitive environment in the mutual fund industry and competitive responses to the proposed acquisition, as well as other relevant risks detailed in Highbury's filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Highbury assumes no obligation to update the information contained in this press release.

Not a Proxy Statement

This press release is not a proxy statement or a solicitation of proxies from the holders of common stock of Highbury and does not constitute an offer of any securities of Highbury for sale. Any solicitation of proxies will be made only by the proxy statement of Highbury that will be mailed to all stockholders. Investors and security holders of Highbury are urged to read the proxy statement and appendices thereto when they become available, because they will contain important information about Highbury and the business to be acquired.